Exhibit 99.1
NUCRYST Receives Requisition to Call a Special Meeting of Shareholders
From Majority Shareholder
Princeton, N.J. — December 2, 2008 - NUCRYST Pharmaceuticals Corp., a developer and manufacturer of medical products that fight infection and inflammation, announced today that its Board of Directors has received from its majority shareholder, The Westaim Corporation (“Westaim”), a requisition to call a special meeting of shareholders to consider a return of capital of US$0.80 per share to NUCRYST shareholders. This equates to a return of capital of approximately US$15 million. The special meeting requisition also requests that shareholders set the number of directors of NUCRYST and elect directors.
A Special Committee of the NUCRYST Board comprised of non-conflicted directors has been formed to oversee the process of calling the special meeting and to provide advice and recommendations to the NUCRYST Board as may be required. BMO Capital Markets has been retained as financial advisor to the Special Committee and McMillan LLP of Toronto has been retained to provide the Special Committee with independent legal advice. Until NUCRYST completes its review, NUCRYST will not further comment on the special meeting requisition.
About NUCRYST Pharmaceuticals
NUCRYST Pharmaceuticals Corp. (NASDAQ: NCST; TSX: NCS) develops, manufactures and commercializes medical products that fight infection and inflammation using SILCRYST™, its patented atomically disordered nanocrystalline silver technology. NUCRYST licensed world-wide rights for SILCRYST™ wound care coating products to Smith & Nephew plc, which markets these products in over 30 countries under their Acticoat™ trademark. NUCRYST is also developing pharmaceutical products to address medical conditions that are characterized by pain, infection and inflammation. The Company has developed its proprietary nanocrystalline silver in a powder form, referred to as NPI 32101 for use in medical devices and as an active pharmaceutical ingredient.
For further information, contact:
David B. Holtz
Vice President and Chief Financial Officer
NUCRYST Pharmaceuticals
609.228.8220
info@nucryst.com
Fern Lazar
Lazar Partners
212. 867.1762
Acticoat™ is a trademark of Smith & Nephew plc
SILCRYST™ is a trademark of NUCRYST Pharmaceuticals Corp.
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada (collectively “forward-looking statements”). Forward-looking statements in this news release include, but are not limited to, statements about our plans to review and respond to the special meeting requisition. With respect to the forward-looking statements contained in this news release, readers are cautioned that numerous risks, uncertainties and other factors could cause our actual results to differ materially from those indicated in these statements including, but not limited to: Westaim’s stated intention to review its alternatives for maximizing the value of its stake in NUCRYST, the identification and pursuit of new opportunities to grow the value of NUCRYST; performance of stock markets generally; our ability to satisfy regulatory and stock exchange standards and requirements to maintain our exchange listing; our future operation results are uncertain and likely to fluctuate; our ability to maintain our collaboration with Smith & Nephew; our reliance on sales of Acticoat™ products with our SILCRYST™ coatings by Smith & Nephew; and the future financial performance and operating performance of Smith & Nephew. Although we have attempted to identify the important risks, uncertainties and other factors that could cause actual results or events to differ materially from those expressed or implied in forward-looking statements, there may be other factors that cause actual results or events to differ from those expressed or implied in forward looking statements. For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2007 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov and with securities authorities in Canada on SEDAR at www.sedar.com. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and NUCRYST disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future developments or otherwise after the date hereof.